EXHIBIT 10.5

LGI HOMES, INC.
2013 EQUITY INCENTIVE PLAN
(AS AMENDED AND RESTATED MAY 4, 2017)
NOTICE OF RESTRICTED STOCK UNIT AWARD

Subject to the terms and conditions of this Notice of Restricted Stock Unit Award (this “Notice”), the Restricted Stock Unit Award Agreement attached hereto (the “Award Agreement”), and the Amended and Restated LGI Homes, Inc. 2013 Equity Incentive Plan (as amended and restated May 4, 2017) (the “Plan”), LGI Homes, Inc. (the “Company”) hereby grants the individual designated below (the “Participant”) the number of Restricted Stock Units below (the “RSUs”). Unless otherwise specifically indicated, all terms used in this Notice shall have the meaning as set forth in the Award Agreement or the Plan, as applicable.
Identifying Information:
Participant Name: ###PARTICIPANT_NAME###
Date of Grant: ###GRANT_DATE###
Address: ###HOME_ADDRESS###
Number of RSUs: ###TOTAL_AWARDS###
Vesting Commencement Date: ###GRANT_DATE###
Vesting Schedule:
Subject to the Participant’s continuous status as a Service Provider, and the terms of the Plan and this Award Agreement, the RSUs shall vest on:
###VEST_SCHEDULE_TABLE###
Notwithstanding the above, the RSUs shall automatically become fully vested upon the earliest of: (i) the Participant’s Disability; (ii) the Participant’s death; and (iii) immediately prior to the closing of a Change in Control of the Company.
By approving this agreement below and the signature of the Company’s representative, the Participant and the Company agree that the RSUs granted are governed by the terms and conditions of this Notice, the Award Agreement and the Plan.
LGI HOMES, INC.
###CEO###
Name: Eric Lipar
Title: Chief Executive Officer

PARTICIPANT ACKNOWLEDGMENT
The Participant acknowledges receipt of a copy of this Notice, the Award Agreement and the Plan, and represents that he or she is familiar with the provisions thereof, and hereby accepts the RSUs subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Notice, the Award Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of legal counsel prior to executing this Participant Acknowledgment, and fully understands all provisions of this Notice, the Award Agreement and the Plan. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Award Agreement and the Plan shall be resolved by the Committee.
The Participant hereby acknowledges that he or she has had the opportunity to review with his or her own tax advisors the tax consequences of receiving this Notice, the Award Agreement and the Plan, and the transactions contemplated thereby, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction, prior to executing this Notice. The Participant attests that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates. Further, the Participant hereby acknowledges and understands that he or she (and not the Company) shall be solely responsible for his or her tax liability that may arise as a result of receiving this Notice and the Award Agreement.

LGI HOMES, INC.
2013 EQUITY INCENTIVE PLAN
(AS AMENDED AND RESTATED MAY 4, 2017)
RESTRICTED STOCK UNIT AWARD AGREEMENT
Subject to the terms and conditions of the Notice of Restricted Stock Unit Award (the “Notice”), this Restricted Stock Unit Award Agreement (the “Award Agreement”), and the LGI Homes, Inc. 2013 Equity Incentive Plan (as amended and restated May 4, 2017) (the “Plan”), LGI Homes, Inc. (the “Company”) hereby grants the individual set forth in the Notice (the “Participant”) the Restricted Stock Units set forth in the Notice (the “RSUs”). Unless otherwise specifically indicated, all terms used in this Award Agreement shall have the meaning as set forth in the Notice or the Plan, as applicable.
1. Vesting Schedule and Risk of Forfeiture.
(a) Vesting Schedule. Subject to the Participant’s continuous service with the Company as a Service Provider, the RSUs shall vest in accordance with the Vesting Schedule provided in the Notice.
(b) Risk of Forfeiture. The RSUs shall be subject to a risk of forfeiture until such time the risk of forfeiture lapses in accordance with the above Vesting Schedule. All or any portion of the RSUs subject to a risk of forfeiture shall automatically be forfeited and immediately returned to the Company if the Participant’s continuous status as a Service Provider is interrupted or terminated for any reason other than as expressly provided in the Vesting Schedule provided in the Notice. Additionally, and notwithstanding anything in the Notice or this Award Agreement to the contrary, the RSUs shall be forfeited if the Participant’s continuous service as a Service Provider is terminated for Cause or if the Participant breaches (as determined by the Board) any provisions of the Notice, this Award Agreement or the Plan. The Company shall implement any forfeiture under this Section 1 in a unilateral manner, without the Participant’s consent, and with no payment to the Participant, cash or otherwise, for the forfeited RSUs.
2. Settlement of RSUs into Shares. Subject to the terms of this Award Agreement, on the date all or any portion of the RSUs become non-forfeitable pursuant to the Vesting Schedule, each RSU that becomes non-forfeitable shall be converted into one Share and as soon as practicable, but no later than 15 days, thereafter shall be delivered or made available to the Participant.
3. Taxes.
(a) Representations. The Participant has reviewed with his or her own tax advisors the tax consequences of this Award Agreement and the RSUs granted hereunder, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant hereby acknowledges and understands that he or she (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of his or her receiving this Award Agreement and the RSUs granted hereunder.
(b) Payment of Withholding Taxes. The Participant shall make appropriate arrangements with the Company for the satisfaction of all U.S. Federal, state, local and non-U.S. income and employment tax withholding requirements applicable to any RSUs that settle in Shares in accordance with Section 2. The Committee shall have the sole authority to determine whether “net withholding” may be permitted or is required for purposes of the Participant satisfying his or her obligations under this Section 3(b). The Participant hereby acknowledges his or her understanding that the Company’s obligations under this Award Agreement are fully contingent on the Participant first satisfying this Section 3(b). Therefore, a failure of the Participant to reasonably satisfy this Section 3 in accordance with the Committee’s sole and absolute discretion shall result in the automatic termination and expiration of this Award Agreement and the Company’s obligations hereunder. The Participant hereby agrees that a breach of this Section 3(b) shall be deemed to be a material breach of this Award Agreement.
(c) Section 409A. The RSUs are intended to qualify as “short term deferrals” exempt from Section 409A of the Code (“Section 409A”) and this Award Agreement shall be construed and interpreted accordingly. Notwithstanding any other provision in the Plan or this Award Agreement to the contrary, the Committee shall have the right, in its sole discretion, to adopt such amendments to the Plan or this Award Agreement or take such other actions (including amendments and actions with retroactive effect) as the Committee determines are necessary or appropriate for the RSUs to comply with or remain exempt from Section 409A.
4. Transferability of RSUs. The RSUs may not be assigned or transferred except as provided in this Section 4. On the Participant’s death, the payment with respect to the RSUs will pass to the designated beneficiary on file with the Company. If no such designation is made or if the designated beneficiary does not survive the Participant’s death, the payment with respect to the RSUs will pass by will or the laws of descent and distribution. The terms of this Award Agreement shall be binding upon the executors, administrators, heirs, successors and transferees of the Participant.
5. Rights as a Shareholder of the Company. The Participant’s receipt of the grant of RSUs pursuant to this Award Agreement shall provide and confer no rights or status as a shareholder of the Company until such time the RSUs are settled in Shares and Shares are actually delivered to the Participant in accordance with Section 2 of this Award Agreement.
6. Legality of Initial Issuance. No Shares shall be issued in accordance with Section 2 of this Award Agreement unless and until the Committee has determined that: (i) the Company and the Participant have taken all actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which the Shares are listed has been satisfied; and (iii) any other applicable provision of state or U.S. federal law or other applicable law has been satisfied.
7. Notice. Any notice required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the U.S. Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.
8. Successors and Assigns. Except as provided herein to the contrary, this Award Agreement shall be binding upon and inure to the benefit of the parties to this Award Agreement, their respective successors and permitted assigns.
9. No Assignment. Except as otherwise provided in this Award Agreement, the Participant shall not assign any of his rights under this Award Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Award Agreement, but no such assignment shall release the Company of any obligations pursuant to this Award Agreement.
10. Severability. The validity, legality or enforceability of the remainder of this Award Agreement shall not be affected even if one or more of the provisions of this Award Agreement shall be held to be invalid, illegal or unenforceable in any respect.
11. Amendment. Any provision of this Award Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument signed by the parties hereto.
12. Administration and Interpretation. Any determination by the Committee in connection with any question or issue arising under the Plan or this Award Agreement shall be final, conclusive and binding on the Participant, the Company and all other persons. Any question or dispute regarding the interpretation of this

Award Agreement or the receipt of the RSUs hereunder shall be submitted by the Participant to the Committee. The resolution of such a dispute by the Committee shall be final and binding on all parties.
13. Headings. The section headings in this Award Agreement are inserted only as a matter of convenience, and in no way define, limit or interpret the scope of this Award Agreement or of any particular section.
14. Counterparts. This Award Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Award Agreement by that party.
15. Entire Agreement; Governing Law. The provisions of the Plan and the Notice are incorporated herein by reference. Except as otherwise provided herein, the Plan, the Notice and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. This Award Agreement is governed by the laws of the State of Texas applicable to contracts executed in and to be performed in that state.
16. No Guarantee of Service Provider Status. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE RIGHTS GRANTED HEREUNDER AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S/AFFILIATE’S RIGHT TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
17. Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.